News Release

Firsthand Technology Value Fund Discloses Top Portfolio Holdings

San Jose, CA, December 4, 2012 –Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, disclosed today that its top five holdings as of November 30, 2012 were Facebook, Twitter, SolarCity, Pivotal Systems, and Gilt Groupe.

1.
Facebook, Inc. (NASDAQ: FB) is an online social networking service with more than 1 billion monthly active users worldwide. As of November 30, 2012, the Fund’s investment in Facebook consisted of 600,000 shares of common stock and represented approximately 8.3% of the Fund’s estimated gross assets*.

2.
Twitter, Inc. is an online social networking service that lets users send and receive 140-character messages (“tweets”). As of November 30, 2012, the Fund’s investment in Twitter consisted of 154,000 shares of preferred stock and 727,200 shares of common stock and represented approximately 7.5% of the Fund’s estimated gross assets*.

3.
SolarCity Corp. is a leading installer of commercial and residential solar photovoltaic systems. The company filed an S-1 registration statement with the SEC on October 5, 2012, announcing its intention to go public. As of November 30, 2012, the Fund’s investment in SolarCity consisted of 426,300 shares of common stock and represented approximately 3.6% of the Fund’s estimated gross assets*.

4.
Pivotal Systems Corp. provides monitoring and process control technologies for the semiconductor manufacturing industry. As of November 30, 2012, the Fund’s investment in Pivotal consisted of 4,765,876 shares of preferred stock and represented approximately 2.0% of the Fund’s estimated gross assets*.

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5.
Gilt Groupe Holdings, Inc. is a leader in online “flash sales” of designer merchandise at discount prices. As of November 30, 2012, the Fund’s investment in Gilt Groupe consisted of 198,841 shares of common stock and represented approximately 1.9% of the Fund’s estimated gross assets*.

As of November 30, 2012, the Fund’s top five holdings constituted 23.4% of the Fund’s estimated gross assets*. The Fund held approximately $146 million, or $17.08 per share, in cash, as of that date. Complete financial statements and a detailed schedule of investments for the period ended September 30, 2012 are available on the Fund’s website at www.firsthandtvf.com.

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

*
Estimated gross assets as of November 30, 2012 represent preliminary gross assets of approximately $197 million as of September 30, 2012 plus the net change in unrealized appreciation/depreciation of publicly-traded securities since September 30, 2012. For the purposes of calculating the percentage of gross assets represented by each investment, the value of each holding is determined by the most recent of: (1) the purchase price, (2) the market value for public securities, less any discounts taken due to restrictions on the stock, or (3) the September 30, 2012 fair value of each security, as determined by our Board of Directors.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words

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"believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com